FIRST AMENDMENT TO
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this 29th day of January, 2007 (the “Effective Date”) by and between Navarre Corporation, a Minnesota corporation (the “Company”) and Cary L. Deacon, a resident of the State of Minnesota (“Executive”).
W I T N E S S E T H
WHEREAS, Company and Executive previously entered into that certain Amended and Restated Employment Agreement dated December 28, 2006 (the “Employment Agreement”);
WHEREAS, the Board of Directors of the Company have determined it to be in the best interests of the Company to appoint Executive to serve as a Director of the Company’s Board of Directors while Executive is employed with the Company pursuant to the terms of the Employment Agreement; and
WHEREAS, Company and Executive now desire to amend the Employment Agreement pursuant to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Article I of the Employment Agreement is hereby amended by adding thereto the following new Section 1.02:
“1.02 Directorship. Executive has been appointed as a Director to serve on the Board of Directors of the Company and to stand for election as a Director by the shareholders of the Company at the Company’s annual meeting of its shareholders to be held in 2007, or until the election and qualification of his successor, subject to prior retirement, resignation, death or removal from office. Executive hereby agrees that, if requested to do so by the Board of Directors, Executive shall tender his resignation as a director concurrent with the termination of his employment with the Corporation for any reason. This Section 1.02 shall survive the termination or expiration of the Employment Agreement.”
2. The parties hereto hereby acknowledge and agree that except as expressly amended hereby, the Employment Agreement remains in full force and effect in accordance with its terms, and that this Amendment, together with the Employment Agreement, reflects the entire agreement of the parties hereto.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NAVARRE CORPORATION			EXECUTIVE
By:		/s/ J. Reid Porter	/s/ Cary L. Deacon
		J. Reid Porter	Cary L. Deacon
	Its:	Executive Vice President and Chief Financial Officer